Parker, Poe, Thompson, Bernstein, Gage & Preston
2600 Charlotte Plaza
Charlotte, N.C. 28244

                                                          CORP BOOK 57  PAGE 387

                                [STATE INSIGNIA]

                              STATE OF NORTH CAROLINA

                      Department of The Secretary of State

To all whom these presents shall come, Greeting:

      I, Rufus L. Edmisten, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached (2 sheets) to be a true copy of

                     ARTICLES OF INCORPORATION       CORP     7.00
                                 OF                  TOTAL    7.00
                    NORTHSTAR SALES CORPORATION      CHECK    7.00
                                                     CHANGE   0.00

                                                  01/10/90  04  10:57 0001 0033


and the probates thereon, the original of which was filed in this office on the 22nd day of December 1989, after having been found to conform to law.

      In Witness Whereof, I have hereunto set my hand and affixed my official seal.

      Done in Office, at Raleigh, this 22nd day of December in the year of our Lord 1989.


[SEAL]                             /s/ Rufus L. Edmisten
                                   Secretary of State

                                   RECORDING FEE 7.00

                                                            DOCUMENT #469108
                                                        DATE 12/22/89  TIME 12:2
                                                                 FILED
                                                            RUFUS L. EDMISTEN
                                                            SECRETARY OF STATE
                                                              NORTH CAROLINA

                                                          CORP BOOK 57  PAGE 388

                            ARTICLES OF INCORPORATION
                                       OF
                           NORTHSTAR SALES CORPORATION

      The undersigned natural person of the age of eighteen (18) years or more, does hereby make these Articles of Incorporation for the purpose of forming a business corporation under the North Carolina Business Corporation Act, Chapter 55 of the North Carolina General Statutes, and any amendments thereto, and to that end does hereby set forth the following:

                                   ARTICLE I

      The name of the corporation is Northstar Sales Corporation.

                                   ARTICLE II

      The duration of the corporation shall be perpetual.

                                  ARTICLE III

      The purpose for which the corporation is organized is to engage in any activity which is lawful under the North Carolina Business Corporation Act and any amendments thereto.

                                   ARTICLE IV

      The aggregate number of shares which the corporation shall have authority to issue is one hundred thousand (100,000) shares of common stock with a par value of One Dollar ($1.00) per share.

                                   ARTICLE V

The minimum amount of consideration to be received by the corporation for its shares before it shall commence business is Five Hundred Dollars ($500.00) in cash or other property.

                                   ARTICLE VI

      The address of the initial registered office of the corporation is P.O. Box 609, Gastonia, North Carolina. The name of the initial registered agent at such address is Don Walser. (Street address: 6048 S. York Road, Gastonia, NC, Gaston County)

                                  ARTICLE VII

      The number of directors constituting the initial Board of Directors shall be three (3); the names and addresses of those persons are:

                                                          CORP BOOK 57  PAGE 389

         NAME                       ADDRESS
         ----                       -------

         Marshall A. Rauch          P. 0. Box 609
                                    Gastonia, NC 28053

         Don Walser                 P. 0. Box 609
                                    Gastonia, NC 28053

         Marc Rauch                 P. 0. Box 609
                                    Gastonia, NC 28053

(All of the above at 6048 S. York Road, Gastonia, NC 28052)

                                  ARTICLE VIII

      The name and address of the incorporator are Gerald T. Moran, Jr., 2600 Charlotte Plaza, Charlotte, North Carolina 28244.

                                   ARTICLE IX

      To the fullest extent permitted by the North Carolina Business Corporation Act as it exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director.

      IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand and seal, this 20th day of December, 1989.


                               /s/ Gerald T. Moran, Jr. (SEAL)
                               -----------------------------
                               Gerald T. Moran, Jr.

STATE OF NORTH CAROLINA
COUNTY OF LINCOLN

      I, Susan K. McDaniel, a Notary Public in and for said County and State, do hereby certify that Gerald T. Moran, Jr. personally appeared before me this day and acknowledged the due execution of the foregoing instrument for the purposes therein expressed.

      WITNESS my hand and Notarial Seal, this the 20th day of December, 1989.


                                        /s/ Susan K. McDaniel
                                        -------------------------------
                                        Notary Public
                                        My commission expires: 10/18/91

Drawn by, return to:
Parker, Poe, et al.
2600 Charlotte Plaza
Charlotte, NC 28244
Attn:    Drusilla G. Scott,
         Legal Assistant
         Box #10

TIME     10:57 AM
BOOK     57
PAGE     387
FILED    1-10-90